                                                                    Exhibit 99.1


                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, John Aglialoro, the Chairman and Chief Executive Officer of Cybex International, Inc. (the "Company"), hereby certifies that:

     The Company's Form 10-Q Quarterly Report for the period ended September 28, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 7, 2002                    /s/ John Aglialoro
        ----------------                    -----------------------------------
                                            John Aglialoro
                                            Chairman and Chief Executive Officer